Exhibit (q)(2)

SCM TRUST

 SECRETARY’S CERTIFICATE

I, Gregory T. Pusch, solely in my capacity as Secretary of SCM Trust, a Massachusetts business trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on February 18, 2018:

WHEREAS, Rule 483(b) of the Securities Act of 1933 (the “Securities Act”) requires, among other things, if the name of any officer signing on behalf of the registrant, or attesting the registrant's seal, is signed pursuant to a power of attorney, certified copies of a resolution of the registrant's board of directors authorizing such signature must be filed as an exhibit to the registration statement;

WHEREAS, the Shelton Trust intends for these resolutions to filed as an exhibit to its registration statement of the Shelton Trust (File No. 033-00499) in accordance with Rule 483(b);

WHEREAS, the SCM Trust intends for these resolutions to filed as an exhibit to its registration statement of the SCM Trust (File No. 333-176060) in accordance with Rule 483(b) (together with the Shelton Trust registration statement, the “Registration Statements”);

NOW, THEREFORE, IT IS RESOLVED, that each of the following persons is designated as an authorized officer of the applicable Trust (each, an “Authorized Officer”):

Shelton Trust	SCM Trust
Stephen C. Rogers, President	Stephen C. Rogers, President
Gregory T. Pusch, CCO and Secretary	Gregory T. Pusch, CCO and Secretary
William P. Mock, Treasurer	William P. Mock, Treasurer

RESOLVED FURTHER, that the Authorized Officers of each Trust are each authorized to cause to be prepared, executed and filed with the Commission, in the name and on behalf of such Trust, such registration statements, amendments or supplements (including, without limitation, pre-effective and post-effective amendments) to the Registration Statement, and any and all other exhibits, documents or instruments (including, without limitation, requests for acceleration of the effective date of the Registration Statement under the Securities Act), as such Authorized Officer may determine necessary or advisable in order that the Registration Statement may remain effective under the Securities Act and in order to conform or comply with the provisions and requirements of the Commission and the Securities Act and of any other applicable agreement, law, regulation, agency or governmental body, such determination by such Authorized Officer to be conclusively evidenced by the execution or filing of such amendments, supplements, exhibits, documents or instruments; and

RESOLVED FURTHER, that each Authorized Officer who may execute any amendment to the Registration Statement or other document in connection therewith (whether on behalf of a Trust or as an officer or trustee thereof, by affixing the seal of such Trust or otherwise) is hereby authorized to execute a power of attorney appointing such person or persons as he or she may designate his true and lawful attorney or attorneys to execute in his or her name in any such capacity any amendment to the Registration Statement or other document in connection therewith, and to cause the same to be filed with the Commission, each of such attorneys to have full power to act with or without the other and to have full power and authority to do and perform any act necessary or appropriate to carrying out the intent of these resolutions as fully and to all intents and purposes as such officer might or could do in person.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 27th day of February, 2020.

SCM TRUST
By:	/Gregory T. Pusch
Gregory T. Pusch
Secretary